Exhibit 99.4

Execution Version: November 25, 2015

Allen Kronstadt

Asset Purchase Agreement Stalking Horse Term Sheet

This Asset Purchase Agreement Stalking Horse Term Sheet (the “Term Sheet”), is being entered into as of the 25th day of November, 2015, by and among the Debtors (defined below), and Allen Kronstadt (Allen Kronstadt or his designee/assignee is referred to herein as the “Stalking Horse Purchaser” or “SHP”). This Term Sheet contains a description of certain principal terms of a Stalking Horse Agreement to be entered into among the parties for the Section 363 sale by Debtors, and purchase by SHP, of certain of the assets of the Debtors free and clear of all interests, claims, liens and encumbrances pursuant to section 363(f) of the Bankruptcy Code (collectively, the “Transaction”). To the extent that there are inconsistent terms between the Stalking Horse Agreement and this Term Sheet, the terms of the Stalking Horse Agreement shall prevail.

Certain Defined Terms

“Kronstadt Pre-petition Debt” means the secured loans and advances made by SHP to, or guaranteed by, the Debtors in the original principal sum of approximately $5.2 million, together with all interest, costs of collection (including attorney’s fees), and all other sums chargeable to the Debtors under the promissory notes and other instruments evidencing such indebtedness.

“Debtors” means, collectively, Axion International Holdings, Inc., and its affiliates, including but not limited to Axion International, Inc. and Axion Recycled Plastics Incorporated.

“Designated Contracts” means those executory contracts and unexpired leases to be assumed by and assigned to the Stalking Horse Purchaser, as determined by SHP in connection with the closing of the Transaction (including post-closing to the extent permitted by law and/or court order).

“DIP Facility” means that Debtor-in-Possession term loan funded by SHP to the Debtors in contemplation of the Transaction as part of the Debtors’ bankruptcy cases filed in the District of Delaware, on substantially the terms and conditions set forth in Exhibit A hereto.

“Real Property Leases” means all of the unexpired leases of real property of the Debtors.

Amount and Form of Consideration

The purchase price (the “Purchase Price”) for the purchase, sale, assignment and conveyance of the Debtors' right, title and interest in, to and under the Acquired Assets (as defined below), free and clear of all interests, claims, liens and encumbrances pursuant to section 363(f) of the Bankruptcy Code, shall consist of:

(a)  Credit Bid: At least $3.5 million of the Kronstadt Pre-Petition Debt (as a credit bid against all assets as to which the Kronstadt Pre-Petition Debt is secured by liens and security interests senior to all creditors other than the DIP Lender);

Execution Version: November 25, 2015

(b)  Debt Assumption: the assumption by the Stalking Horse Purchaser of certain liabilities set forth in the Stalking Horse Agreement (including so much of the DIP Facility and the Kronstadt Prepetition Debt (as determined by SHP in its discretion) as has not been used by SHP as a credit bid to purchase the Acquired Assets;

(c)  Cure Costs: the payment of the Cure Costs (as defined below) relating to the Designated Contracts on terms ordered by the Court or negotiated by SHP and the contract counterparties; and

(d)  Cash for Certain Assets: cash totaling $500,000 (to be allocated between the two secured lenders, the State of Ohio and The Community Bank) to acquire all assets as to which the liens and security interests of Kronstadt Pre-Petition Debt and the DIP Loan are not in a first-priority perfected position (which cash shall be used by the Debtors to satisfy the senior liens secured by such assets).

The parties will agree on a tax allocation of the Purchase Price which addresses the Debtors’ obligations to the Internal Revenue Service (“IRS”).

Acquired Assets	The Stalking Horse Purchaser shall purchase substantially all of the assets of the Debtors (collectively, the “Acquired Assets”), other than the Excluded Assets, free and clear of all interests, claims, liens and encumbrances pursuant to section 363(f) of the Bankruptcy Code. The Acquired Assets include all tangible property, accounts, machinery, equipment, inventories, tenant improvements, goodwill, software and computer programs, hardware, intellectual property, company names, product names, trade names, prepaid expenses (other than prepaid insurance) and deposits, the Designated Contracts, books and records, any policies and procedures relating to the Debtors' business, telephone and facsimile numbers, all licenses and permits to the extent transferable, all benefits, proceeds and other amounts payable under any policy of insurance relating to the Debtors' business, any rights, claims or causes of action of any Debtor against third parties relating to assets, properties, losses, business or operations of any Debtor (other than those that constitute Excluded Assets), and proceeds of all the foregoing assets. Until final execution of the Stalking Horse Agreement, the SHP reserves the right to add or delete assets from this definition.

Execution Version: November 25, 2015

Prior to closing the Debtors are free to make duplicate copies of their books and records. Any post-closing maintenance of such records shall be at the cost of the estate. And index of all documents duplicated by the Debtors pursuant to this provision shall be provided to the purchaser. Post-closing the purchaser will provide reasonable access to the Debtors to pre-closing books and records.

Excluded Assets	Except to the extent specifically identified above as an Acquired Asset, the following are not included in the Acquired Assets and are not being sold to the Stalking Horse Purchaser (collectively, the “Excluded Assets”): (i) cash, (ii) cash equivalents (excluding receivables and the proceeds thereof), (iii) income tax receivables, (iv) deferred tax assets, (v) employee advances, (vi) prepaid insurance including prepaid professional liability insurance, (vii) contracts and leases that are not Designated Contracts, (viii) the Purchase Price and all rights of the Debtors under the Stalking Horse Agreement, (ix) any rights, claims or causes of action under Chapter 5 of the Bankruptcy Code, (x) all personnel records and other books, records, and files that the Debtors are required by law, if any, to retain in their possession, (xi) any claim, right or interest of any Debtor in or to any refund, rebate, abatement or other recovery for taxes, together with any interest due thereon or penalty rebate arising therefrom, (xii) any other prepaid assets or properties expressly set forth on a Schedule to be attached to the Stalking Horse Agreement, (xii) applicable federal, state, and local taxes, and (xiii) any books and records relating to any of the foregoing.

Assumed Liabilities

The Stalking Horse Purchaser shall, effective as of the closing date, assume those liabilities and obligations arising from events occurring on or after the closing date under any Designated Contracts, subject to applicable caps on assumed liabilities, as mutually acceptable to SHP and any third-parties.

The Stalking Horse Purchaser also shall be responsible for payment of Cure Costs (as defined below).

The Stalking Horse Purchaser shall be responsible for so much of the DIP Facility and Kronstadt Pre-petition Debt as it agrees to assume (as determined in its sole and absolute discretion) pursuant to written instruments executed by the Stalking Horse Purchaser.

Excluded Liabilities	The Stalking Horse Purchaser shall not assume or be deemed to have assumed any liabilities of the Debtors other than the Assumed Liabilities, including, without limitation, any liabilities associated with the Excluded Assets and specifically including, without limitation, any other existing indebtedness or encumbrances, any federal, state, or local tax liabilities, and any obligations pursuant to Collective Bargaining Agreements and other employee-related liabilities, in each case to be assumed, if at all, only in SHP’s sole discretion by a signed writing and court order.

Execution Version: November 25, 2015

Assumption and Assignment of Contracts and Leases; Hiring of Personnel	At the closing, the Debtors shall assign to the Stalking Horse Purchaser each of the Designated Contracts. In connection with the assumption and assignment of the Designated Contracts, the Stalking Horse Purchaser shall pay cure costs which the Bankruptcy Court, pursuant to a Final Order, orders to be paid in connection with the Debtors' assignment to Stalking Horse Purchaser of such Designated Contracts in accordance with section 365 of the Bankruptcy Code, up to a maximum aggregate amount to be agreed on by SHP in its sole discretion (the “Cure Costs”). SHP shall also initiate, in SHP’s discretion, the process of hiring personnel appropriate for the continued operation of the business. The Debtors and SHP will reasonably cooperate with one another to initiate the hiring process prior to closing, and after there is clarity as to whether SHP will be the prevailing purchaser.

Representations, Warranties, and Covenants	The Stalking Horse Agreement will contain usual and customary representations, warranties, and covenants for similar bankruptcy section 363(f) sale transactions, including representations and warranties by the Stalking Horse Purchaser that it has the requisite authority and has obtained the necessary consents to consummate the Transaction.

Regulatory Approvals	Stalking Horse Purchaser and the Debtors will have obtained all necessary regulatory approvals for the Transaction, including but not limited to, any required approvals by any federal, state, local or other agency or entity whose regulatory approval is required in order to consummate the Transaction. If any governmental approval is determined to be necessary and cannot be timely obtained, the parties agree to work in good faith to modify the terms of the Transaction as necessary to ensure compliance with all federal, state, or other governmental laws, rules, and regulations while providing the same economic result to the Stalking Horse Purchaser.

Conditions to Closing

The material conditions and contingencies for the Stalking Horse Purchaser’s obligations to close include:

(a)          The Debtors shall have performed, satisfied and complied in all material respects with all obligations and covenants required by the Stalking Horse Agreement to be performed or complied with by them on or prior to the closing date.

(b)          The Debtors shall have executed and delivered to the Stalking Horse Purchaser the Assignment and Assumption and Bill of Sale, dated and effective as of the closing date.

Execution Version: November 25, 2015

(c)          The Debtors shall have delivered to the Stalking Horse Purchaser all other documents required to be delivered by them under the Stalking Horse Agreement and all such documents shall have been properly executed by each of them.

(d)          The Stalking Horse Purchaser shall have received any third party consents, the requirements of which have not been negated by an order of the Bankruptcy Court, and governmental approvals, in form and substance satisfactory to SHP in its sole and absolute discretion, effective as of the closing date.

(e)          The Stalking Horse Purchaser shall have entered into new or modified contracts, acceptable to SHP in its sole discretion, effective as of closing, with all persons identified by SHP prior to the closing, including critical vendors and suppliers and applicable labor unions.

(f)           There shall not have occurred any Event of Default (as described in Exhibit A hereto) which has not been waived by the DIP lender.

(g)          The Debtors shall have delivered all schedules and exhibits attached to or otherwise required by the Stalking Horse Agreement.

(h)          The Bankruptcy Court shall have entered the Sale Order and the Sale Order shall have become final and non-appealable.

(i)           All of the Designated Contracts shall have been validly assumed and assigned to the Stalking Horse Purchaser under section 365 of the Bankruptcy Code pursuant to the Sale Order.

(j)           The Sale Order shall be in a customary form for Section 363 sales, and shall provide that the sale of the Acquired Assets is (w) pursuant to section 363(f) of the Bankruptcy Code free and clear of all liens, claims, encumbrances, interests, and rights of set-off, whether known or unknown, disputed, contingent, actual, or otherwise, arising prior to closing, (x) to a good faith purchaser, and (y) to SHP with no successor liability. The Sale Order and Bidding Procedures Order shall provide that SHP may credit bid under Section 363(k) of the Bankruptcy Code, at face value, so much of the DIP Facility and Kronstadt Pre-Petition Debt as the SHP determines in its sole discretion; and that the SHP may assume so much of such indebtedness that has not been credit bid as SHP may determine in its sole discretion.

Execution Version: November 25, 2015

(k)          SHP shall not have received any notice pursuant to the applicable section of the Stalking Horse Agreement that, individually or in the aggregate, could be reasonably expected to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of the business or the Acquired Assets.

(l)          No event shall have occurred that, individually or in the aggregate, could be reasonably expected to result in a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of the business or the Acquired Assets.

(m)          As of the closing, acceptable written and executed agreements (including but not limited to new or amended and restated leases acceptable to SHP in its sole discretion and/or assumption and assignment agreements and orders acceptable, to SHP in its sole discretion) will be in effect with respect to all Real Property Leases.

(n)          SHP shall have received all consents and contract modifications which SHP may require, with all Bankruptcy Court approvals required for the same, including, without limitation, leases of key equipment, other agreements, and utility contracts.

As Is, Where Is	The Stalking Horse Purchaser is acquiring the Acquired Assets at the closing “as is, where is” and, except as otherwise expressly provided in the Stalking Horse Agreement, the Debtors are making no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Acquired Assets. Notwithstanding the foregoing, for the avoidance of doubt, SHP is buying the Acquired Assets free and clear of all liabilities, whatsoever, and also free and clear of set-off rights.

Debtors’ Fiduciary Duties	Debtors’ obligations hereunder shall be subject, in all respects, to (x) the Debtors’ fiduciary duties, (y) the limited cash resources of the Debtors and (z) Debtors taking necessary steps to allow for an expeditious wind down of the Business in the event the Stalking Horse Agreement is terminated.

Execution Version: November 25, 2015

Break-Up Fee; Expense Reimbursement

In consideration of the significant costs and efforts to be expended and risks assumed by SHP in negotiating the Transaction described in this Term Sheet, the Stalking Horse Agreement will provide for a break-up fee payable by SHA to SHP in the amount of $550,000 (the “Breakup Fee”), plus reimbursement of all reasonable expenses incurred in connection with SHP’s efforts to negotiate and consummate the Transaction capped at $250,000 (“Expense Reimbursement”) in the event the Stalking Horse Agreement is terminated as a result of either (i) an Event of Default by a Debtor under the DIP Loan, or (ii) a breach by a Debtor of a material term of, or failure to timely satisfy a condition to closing that is a Debtor’s obligation under, the Stalking Horse Agreement; provided that, if SHP, in its sole discretion, elects to seek specific performance of the Stalking Horse Agreement, then SHP shall not be entitled to the Breakup Fee or Expense Reimbursement. The Breakup Fee and Expense Reimbursement shall constitute administrative expense claims pursuant to section 503(b) of the Bankruptcy Code and shall have priority over all other administrative expense claims.

If the Stalking Horse Agreement is terminated because of a superior bid, then the Breakup Fee and Expense Reimbursement shall be payable from the proceeds of a replacement DIP financing or from the proceeds of an alternative transaction whereby the assets contemplated to be sold to SHP are, instead, sold to a third party.

Specific Performance	Because the exact nature and extent of damages resulting from a breach of the Stalking Horse Agreement are uncertain at the time of entering into the Stalking Horse Agreement, and because such a breach would result in damages that would be difficult to determine with certainty, it is understood that money damages would not be a sufficient remedy and the parties shall each be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

Release	In connection with the closing, Debtors shall execute a release in favor of SHP and Allen Kronstadt (and its affiliates, agents, attorneys, and employees), releasing SHP and Allen Kronstadt from all causes of action and claims that the Debtors have or may have against SHP, in each case as of the closing.

Execution Version: November 25, 2015

IN WITNESS WHEREOF, this Term Sheet is executed and delivered as of the date first above-written.

Debtors:

Axiom International, Inc., a Delaware corporation

By:	/s/ Claude Brown
Name:	Claude Brown
Title:	CEO

Axion International Holdings, Inc., a Colorado corporation

By:	/s/ Claude Brown
Name:	Claude Brown
Title:	CEO

Axion Recycling Plastics Incorporated, an Ohio corporation

By:	/s/ Claude Brown
Name:	Claude Brown
Title:	CEO

SHP: Allen Kronstadt or his designee

/s/ Allen Kronstadt
Allen Kronstadt